================================================================================

                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[X]  Preliminary Proxy Statement         [_]  Confidential, for use of the
                                              Commission Only (as permitted by
                                              Rule 14a-6(e)(2))
[_]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                   THE FIRST AMERICAN FINANCIAL CORPORATION
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

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     (2) Form, Schedule or Registration Statement No.:

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     (3) Filing Party:

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     (4) Date Filed:

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Notes:

              [Logo of The First American Financial Corporation]


                                      (R)


                   THE FIRST AMERICAN FINANCIAL CORPORATION
 Home Office:  114 East Fifth Street, Santa Ana, CA 92701-4642 (714) 558-3211
       Mailing Address:   Post Office Box 267, Santa Ana, CA 92702-0267


TO THE SHAREHOLDERS OF
THE FIRST AMERICAN FINANCIAL CORPORATION

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of The First American Financial Corporation, a California corporation (the "Corporation"), will be held on April 22, 1999, at 2:00 p.m., at the main office of First American Title Insurance Company, 114 East Fifth Street, Santa Ana, California, for the following purposes:

     1)   Electing a board of directors to serve for the ensuing year;

     2) Approving an amendment to the Restated Articles of Incorporation of the Corporation to increase the number of authorized Common shares from 108,000,000 to 180,000,000 such shares;

     3) Approving an amendment to The First American Financial Corporation 1996 Stock Option Plan that would increase by 3,000,000 the number of Common shares that may be issued pursuant to stock options to be awarded under that plan in the future; and

     4) Transacting such other business as may come before the meeting or any adjournments thereof.

     Only shareholders of record at the close of business on March 4, 1999, are entitled to notice of and to vote at the meeting.

     It is hoped that you will be present at the meeting; however, please sign, date, indicate your vote on, and return promptly, the enclosed proxy card in the accompanying envelope, addressed to the Corporation's Transfer Agent, First American Trust Company, Attention: Trust Operations, Post Office Box 267, Santa Ana, California 92702-9975, which will accept and tabulate the proxies. If you attend the meeting, you may, of course, personally vote your shares. You also have the right to revoke a proxy at any time before it is exercised.

                                    Mark R Arnesen, Secretary
Santa Ana, California
March   , 1999

                   THE FIRST AMERICAN FINANCIAL CORPORATION
 Home Office:  114 East Fifth Street, Santa Ana, CA 92701-4642 (714) 558-3211
           Mailing Address:  P.O. Box 267, Santa Ana, CA 92702-0267

                                PROXY STATEMENT
               Solicitation of Proxies by the Board of Directors

     Proxies of the holders of Common shares of The First American Financial Corporation, a California corporation (the "Corporation"), are solicited by its Board of Directors for use at the Annual Meeting of Shareholders to be held on April 22, 1999, and at any adjournments thereof. The enclosed proxy card represents the shares that you are eligible to vote at the meeting. Shares represented by a properly executed and returned proxy will be voted at the meeting in accordance with the directions noted thereon or, if no directions are indicated, they will be voted in favor of the proposals in the notice set forth herein. A shareholder giving a proxy has the power to revoke it by attending the meeting and electing to vote in person, or by filing with the Secretary of the Corporation, prior to the meeting, a written revocation or a duly executed proxy bearing a later date. The approximate date on which this proxy statement and the enclosed proxy card were first sent to shareholders of the Corporation
is March   , 1999.

     Shareholders of record at the close of business on March 4, 1999 (the "Record Date"), are eligible to vote at the meeting. The only outstanding class of stock of the Corporation is its $1 par value Common. Each shareholder is entitled to one vote per share of Common stock held as of the Record Date. With respect to the election of directors, voting may be cumulative as described
below.   As of the Record Date, there were 60,250,455 shares of Common stock outstanding and entitled to vote.


VOTING PROCEDURES

     In the event any shareholder entitled to vote for the election of directors gives notice at the meeting prior to voting of a decision to cumulate votes for a candidate or candidates and the name(s) of such candidate(s) has (have) been placed in nomination prior to voting, every shareholder may cumulate votes and
(i) give one candidate the number of votes equal to the number of directors to be elected (which is 14) multiplied by the number of Common shares held by such shareholder, or (ii) distribute such number of votes among as many candidates as such shareholder shall choose. Regardless of whether the voting for directors is cumulative, those candidates receiving the highest number of votes, up to the number of directors to be elected, shall be elected directors of the Corporation. As indicated on the enclosed proxy card, a proxy confers upon the appointees discretionary authority to cumulate and distribute, as the appointees shall choose, the aggregate cumulative votes in respect of the Common shares represented among those nominees as to which the shareholder has not withheld authority. Abstentions and broker nonvotes (discussed below) neither have the effect of votes in opposition to, nor in favor of, the election of a director.

     Votes at the Annual Meeting of Shareholders will be tabulated by the inspector(s) of election, who shall be appointed by the Chairman of the meeting and who shall not be candidates for election to the Board of Directors. Questions as to the qualifications of the voters, validity of proxies or other matters pertaining to the vote shall be decided by the inspector(s), subject to any ruling by the Chairman. The inspector(s) of election will treat Common shares represented by a properly signed and returned proxy as present at the Annual Meeting of Shareholders for the purpose of determining a quorum, without regard to whether the proxy is marked as casting a vote or withholding a vote. The inspector(s) of election will treat Common shares represented by "broker nonvotes" (i.e., Common shares held in record name by brokers or nominees as to which (i) instructions have not been received from the beneficial owners or other persons entitled to vote, (ii) the broker or nominee does not have discretionary voting power under applicable Securities and Exchange Commission (the "SEC") rules or the instrument under which it serves in such capacity, and
(iii) the record holder has indicated on the proxy card or otherwise notified the Corporation that such record holder does not have authority to vote on that matter) as present for the purpose of determining a quorum.

     The affirmative vote of the holders of a majority of the outstanding Common shares entitled to vote is required for the adoption of the proposed amendment of the Restated Articles of Incorporation of the Corporation. The affirmative vote of a majority of the outstanding Common shares present in person or represented by proxy at the meeting is required for the adoption of the proposed amendment of The First American Financial Corporation 1996 Stock Option Plan. The proposed amendments are set forth below in Items 2 and 3 of this proxy statement. Abstentions and broker nonvotes with regard to these proposals will have the same effect as votes cast against the adoption of the proposed amendments.


SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

  The following table sets forth information with respect to the only persons known to the Corporation to be beneficial owners of 5% or more of its voting securities, based upon information received from such persons as of the Record
Date.   For purposes of this Proxy Statement, beneficial ownership of securities is defined in accordance with the rules of the SEC and in general means the power to vote or dispose of securities, regardless of any economic interest therein. Shares subject to options exercisable within 60 days are treated as outstanding when determining the amount and percentage beneficially owned by a person or entity.

                                                                             Common Stock
                                                                             Beneficially  Owned
                                                                             -------------------
Names and Addresses                                    Number of
of Shareholders                                        Shares                               Percent
----------------------                                 ---------                            -------

EQSF Advisers, Inc.                                   3,108,000   (1)                         5.16%
M. J. Whitman Advisers, Inc.                            368,090   (1)                          .61%
767 Third Avenue
New York, New York

Kennedy Enterprises, L.P.                             3,223,155   (2)                         5.35%
Parker S. Kennedy                                        84,081   (3)                          .14%
114 East Fifth Street
Santa Ana, California

First American Trust Company                          8,068,911   (4)                        13.39%
Trustee of the Corporation's
Qualified Retirement Plans Trusts
421 North Main Street
Santa Ana, California

(1) As of December 31, 1998, sole voting and dispositive power with respect to the number of shares set forth in the table, based on statements contained in amended Schedule 13G filed jointly by EQSF Advisers, Inc. ("EQSF"), M.
     J. Whitman Advisers, Inc. ("MJWA"), and Martin J. Whitman with the SEC. The amended Schedule 13G indicates that the shares were acquired in the ordinary course of business and are held (i) by EQSF on behalf of Third Avenue Value Fund, Inc., as to 3,000,000 shares, and on behalf of Third Avenue Small-Cap Value Fund as to 108,000 shares, and (ii) by MJWA on behalf of various clients for whom MJWA acts as investment adviser as to an aggregate of 368,090 shares, and that the shares are not held with the purpose or effect of changing or influencing control of the Corporation.

(2) The subject shares are held by Kennedy Enterprises, L.P., a California limited partnership, of which Parker S. Kennedy, President of the Corporation, is the sole general partner (the "Partnership"). The limited partnership agreement pursuant to which the Partnership was formed provides that the General Partner has all powers of a general partner as provided in the California Uniform Limited Partnership Act, provided that the General Partner is not permitted to cause the partnership to sell, exchange or hypothecate any of its shares of stock of the Corporation without the prior written consent of all of the limited partners. Mr. Kennedy's father, D. P. Kennedy, is one of the limited partners as well as an executive officer of the Corporation.

(3) Parker S. Kennedy has sole voting and dispositive power with respect to the number of shares set forth in the table, except as to 7,981 of such shares, which are allocated to his account and held by the Corporation's wholly owned subsidiary, First American Trust Company (the "Trust Company"), as trustee of the Corporation's Employee Profit Sharing and Stock Ownership Plan. See note (4) below. Of the other shares set forth in the table, 2,600 are owned by Mr. Kennedy directly and 73,500 are shares he has the right to acquire within 60 days pursuant to stock options awarded under employee incentive compensation plans.

(4) Of the shares set forth in the table, 6,027,742 are held by the Trust Company pursuant to the Corporation's Employee Profit Sharing and Stock Ownership Plan, and 1,634,954 are held by the Trust Company as trustee of the Corporation's 401(k) Savings Plan. Both of these plans require the trustee to vote the shares as directed by the employees to whose accounts the shares have been allocated. Shares as to which no directions are received are not voted. In addition to the shares set forth in the table, 406,215 shares are held by the Trust Company as trustee of the Corporation's Pension Trust, as part of the diversified investment fund of that trust. Parker S. Kennedy, Mark R Arnesen and Thomas A. Klemens, who also are executive officers of the Corporation, serve on a committee composed of eight members, a majority of which may, under the terms of the trust agreement governing the trust, and subject to the fiduciary requirements of the Employee Retirement Income Security Act of 1974, direct the disposition of the securities held by the trustee.

ITEM 1.  ELECTION OF DIRECTORS

  The directors of the Corporation are elected annually. The Board of Directors nominates persons to stand for election as directors. Unless otherwise specified, each proxy that is duly executed and returned will be voted in favor of the election of the following persons, if they are then available and willing to serve. If any of the nominees should be unable or decline to serve at the time of the meeting, the discretionary authority provided in each duly executed proxy will be exercised to vote for a substitute or substitutes. The Board of Directors has no reason to believe that any substitute will be required. All nominees are at present directors of the Corporation.

          The following schedule sets forth the nominees and certain information concerning each of them:

                                                                                                  Director
Name                         Age   Principal Occupation                                           Since


George L. Argyros            62   Chairman and Chief Executive Officer                            1988
                                  Arnel and Affiliates
                                  Diversified Investment Company

Gary J. Beban                52   Senior Executive Managing Director                              1996
                                  CB Richard Ellis, Inc.
                                  Commercial Real Estate Brokerage

J. David Chatham             48   President and Chief Executive Officer                           1989
                                  Chatham Holdings Corporation
                                  Real Estate Development and Associated Industries

William G. Davis             69   Counsel                                                         1992
                                  Tory Tory DesLauriers & Binnington
                                  Director
                                  Canadian Imperial Bank of Commerce
                                  Premier of Province of Ontario (Canada) (1971- 1985)

James L. Doti                52   President and Professor of Economics                            1993
                                  Chapman University

Lewis W. Douglas, Jr.        74   Oil Exploration                                                 1971(1)

Paul B. Fay, Jr.             80   President                                                       1967
                                  The Fay Improvement Company
                                  Financial Consulting and Business Ventures

D. P. Kennedy                80   Chairman of the Board                                           1956
                                  The First American Financial Corporation

                                                                                                Director
Name                        Age   Principal Occupation                                          Since

Parker S. Kennedy            51   President                                                       1987(2)
                                  The First American Financial Corporation
                                  Chairman of the Board
                                  First American Title Insurance Company,
                                  a subsidiary of the Corporation

Anthony R. Moiso             59   President and Chief Executive Officer                           1990
                                  Rancho Mission Viejo, LLC
                                  Ranching and Real Estate Development

Frank O'Bryan                65   Chairman of the Board                                           1994
                                  WMC Mortgage Corporation
                                  Mortgage Lender (1997 to date)
                                  Chairman of the Board
                                  Spring Mountain Group
                                  Escrow and Savings and Loan Holding Company
                                  (1985-1997)

Roslyn B. Payne              52   President                                                       1988
                                  Jackson Street Partners, Ltd.
                                  Real Estate Venture Capital and Investments

D. Van Skilling              65   Chairman and Chief Executive Officer                            1998
                                  Experian Information Solutions, Inc.
                                  Information Services and Solutions for Direct Marketing
                                  and Credit Industries (1996 to date)
                                  Executive Vice President
                                  TRW Inc. (1989-1996)
                                  Diversified Automotive, Aerospace and Information Services

Virginia Ueberroth           59   President                                                       1988
                                  Ueberroth Family Foundation

(1) Mr. Douglas also was a director of the Corporation during the period 1961-1967.

(2)  Parker S. Kennedy is D. P. Kennedy's son.

     Certain nominees serve as directors of other publicly held companies as follows: Mr. Argyros--The Newhall Land and Farming Company, DST Systems, Inc., and Rockwell International Corporation; Mr. Beban--CB Richard Ellis, Inc.; Mr. Davis--The Seagram Company Ltd., Magna International Inc. and International Comfort Products Corporation; Dr. Doti--Fleetwood Enterprises, Inc., Remedy Temp, Inc., and Standard Pacific Corp.; Mr. Fay--Vestaur Securities, Inc.; and Mr. Skilling--Lamson and Sessions Inc.

     The Board of Directors held seven meetings during 1998. Directors who attended less than 75% of the aggregate of such meetings and meetings of committees of which they are members are Messrs. Argyros and Moiso, and Mrs. Payne.

     The Board of Directors has an Audit Committee, the members of which are Messrs. Chatham, Doti, Fay, Moiso and O'Bryan, and Mrs. Ueberroth. The functions performed by the Audit Committee include selecting the Corporation's independent auditor, directing and supervising investigations into matters within the scope of its duties, reviewing with the independent auditor the plan and results of its audit, reviewing internal auditing procedures and results, overseeing the Corporation's "Year 2000" readiness program, and determining the nature of other services to be performed by, and fees to be paid to, the independent auditor. During 1998, the Audit Committee met seven times.

     The Board of Directors also has a Compensation Committee, the members of which are Messrs. Beban, Chatham, Davis, Doti, Douglas and Fay. The Compensation Committee establishes compensation rates and procedures with respect to senior management of the Corporation and its subsidiaries, including bonus awards. During 1998, the Compensation Committee met three times.


TRANSACTIONS WITH MANAGEMENT AND OTHERS

     Prior to May 27, 1998, the Corporation indirectly owned 17,053 common shares of its second-tier subsidiary, First American Title Guaranty Holding Company. These shares represented 80% of the issued and outstanding common shares of the Title Guaranty. Prior to that date, Director Roslyn B. Payne owned 475 common shares of Title Guaranty. These shares represented 2.2% of the issued and outstanding common shares of Title Guaranty. On May 27, 1998, the Corporation acquired all the issued and outstanding Title Guaranty common shares that it did not own prior to such date, at an agreed price of $2,231.10 per share, in exchange for Common shares of the Corporation valued at their closing price of $63.875 on April 8, 1998. Mrs. Payne tendered all of her Title Guaranty common shares in this exchange and received 16,591 Common shares of the Corporation (49,773 Common shares as adjusted for the "three-for-one" stock split that occurred during July 1998).

SECURITY OWNERSHIP OF MANAGEMENT

     The following table sets forth information received by the Corporation as of the Record Date with respect to beneficial ownership of the Corporation's Common shares by current directors, nominees for director, executive officers and by all directors and executive officers as a group. The number of shares stated as being beneficially owned is determined according to the rules of the SEC, and is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which the individual has sole or shared voting or investment power, and also any shares the individual has, or will have, the right to acquire within 60 days after the date of this proxy statement through the exercise of any stock option or other right.

                                                                     Common Shares Beneficially Owned (1)

Name                                          Number of Shares                          Percent of Shares
                                                                                          Outstanding, if
                                                                                          Greater than 1%
DIRECTORS

George L. Argyros                                      127,925  (2)                                    --

Gary J. Beban                                           14,196                                         --

J. David Chatham                                        19,024                                         --

William G. Davis                                        13,950                                         --

James L. Doti                                           18,450                                         --

Lewis W. Douglas, Jr.                                   27,021                                         --

Paul B. Fay, Jr.                                        82,467                                         --

D. P. Kennedy                                           53,965  (3)                                    --

Parker S. Kennedy                                    3,307,236  (3)(4)                                5.5%

Anthony R. Moiso                                        24,483                                         --

Frank O'Bryan                                           20,055                                         --

Roslyn B. Payne                                         63,956                                         --

D. Van Skilling                                          8,007                                         --

Virginia Ueberroth                                      73,500                                         --

EXECUTIVE OFFICERS WHO ARE NOT
 DIRECTORS

Mark R Arnesen                                          36,597  (4)                                    --

Craig I. DeRoy                                          51,146                                         --

Thomas A. Klemens                                      115,620  (4)                                    --

All Directors and Executive                          4,057,598                                        6.7%
 Officers as a Group (17 persons)

(1) Unless otherwise indicated, sole voting and dispositive power (or shared power with the named person's spouse). The shares set forth in the table include the following shares allocated to the following individuals' accounts in, and held by the Trust Company, as trustee of, the Corporation's Employee Profit Sharing and Stock Ownership Plan: 7,846 shares for D. P. Kennedy; 7,981 shares for Parker S. Kennedy; 5,333 shares for Mark R Arnesen; 129 shares for Craig I. DeRoy and 2,411 shares for Thomas A. Klemens. These individuals do not currently have dispositive power with respect to these shares. The share amounts shown in the table also include, for each director other than Messrs. D. P. Kennedy, Parker S. Kennedy, J. David Chatham and D. Van Skilling, 13,500 shares; and for D. P. Kennedy 42,000 shares; for Parker S. Kennedy 73,500 shares; for J. David Chatham and D. Van Skilling 6,750 shares; for Thomas A. Klemens 60,000 shares; for Craig I. DeRoy 35,000 shares; and for Mark R Arnesen 16,500 shares, which those persons have rights to acquire within 60 days of the date of this proxy statement pursuant to stock options awarded under the Corporation's compensation plans.

(2) In addition to the shares set forth in the table, 735,297 shares are held by a nonprofit corporation whose four-member board of directors, which includes George L. Argyros and his wife, has the power to direct the voting and the disposition of such shares.

(3) Of the shares set forth in the table, 2,600 are owned by Parker S. Kennedy directly and 3,223,155 are held by Kennedy Enterprises, L.P., a California limited partnership, of which Mr. Kennedy is the sole general partner (the "Partnership"). The limited partnership agreement pursuant to which the Partnership was formed provides that the General Partner has all powers of a general partner as provided in the California Uniform Limited Partnership Act, provided that the General Partner is not permitted to cause the partnership to sell, exchange or hypothecate any of its shares of stock of the Corporation without the prior written consent of all of the limited partners. Mr. Kennedy's father, D. P. Kennedy, is one of the limited partners.

(4) In addition to the shares set forth in the table, 406,215 shares are held by the Trust Company as trustee of the Corporation's Pension Trust, as part of the diversified investment fund of the trust. Parker S. Kennedy, Mark R Arnesen and Thomas A. Klemens serve on a committee composed of eight members, a majority of which may, under the terms of the trust agreement governing the trust, and subject to the fiduciary requirements of the Employee Retirement Income Security Act of 1974, direct the disposition of the securities held by the trustee.

EXECUTIVE COMPENSATION

  The following tables set forth certain compensation awarded to, earned by, or paid to the executive officers of the Corporation who were serving as such at the end of, or who retired during, the Corporation's last completed fiscal year, which ended December 31, 1998 (the "named executive officers"), for all services rendered in all capacities to the Corporation and its subsidiaries during the years covered in the tables.

                           Summary Compensation Table

                                                 Annual Compensation             Long-Term Compensation
                                                 -------------------             ----------------------
                                                                                         Awards
                                                                                         ------

                                                                                            Securities
                                                                         Other Annual       Underlying           All Other
                                                         Bonus(2)        Compensation       Options (4)     Compensation(5)
Name and                           Salary(1)                  ($)                 (3)      (# of shares)                ($)
Principal Position      Year             ($)                                    ($)
------------------      ----      -----------           ---------       -------------     -------------    ---------------

D. P.                   1998          317,300 (6)         155,000                  --            30,000            175,794 (7)
Kennedy                 1997          301,850 (6)         148,184                  --                --            147,853 (7)
Chairman                1996          301,300 (6)         118,250                  --            90,000            128,659 (7)

Parker S.               1998          401,120 (8)         457,200                  --            30,000              5,626
Kennedy                 1997          401,120 (8)         253,966                  --                --              2.998
President               1996          376,100 (8)         192,075                  --           112,500                598

Thomas A.               1998          262,700 (9)         411,326                  --            30,000              5,398
Klemens                 1997          227,696 (9)         226,256                  --                --              2,998
Executive Vice          1996          196,120 (9)         188,250                  --            90,000                598
President, Chief
Financial Officer

Craig I. DeRoy          1998          255,900             411,326                  --            30,000              5,398
Executive Vice          1997          220,896             226,256                  --                --              2,998
President,              1996          190,920             180,600                  --            90,000                454
General Counsel

Mark R Arnesen          1998          142,920             112,000                  --            15,000              5,398
Vice President,         1997          130,920              62,346                  --                --              2,923
Secretary,              1996          118,920              38,388                  --            22,500                454
Corporate Counsel

(1) Includes, in addition to regular salary, a fee of $150 for each meeting of the Board of Directors attended by the named executive officer during the years covered in the table.

(2) Consists of cash bonuses and the dollar value of noncash (stock) bonuses. Officers of the Corporation, its subsidiaries and lower-tier subsidiaries are eligible for such bonuses, which are awarded during the year following the fiscal year to which the bonus relates, based on an evaluation by the Compensation Committee of the performance of the individual and the Corporation during the preceding fiscal year. For services rendered during 1998, 1997 and 1996, respectively, 498, 364 and 288 individuals were awarded cash and/or stock bonuses. During the three years covered in the table, an average of 194,250 shares of stock has been awarded annually to all participants in the Corporation's Stock Bonus Plan. With respect to services rendered during 1998, Parker S. Kennedy received an award of 2,600 Common shares having a fair market value of $57,200, D. P. Kennedy received an award of 2,500 such shares having a fair market value of $55,000, Thomas A. Klemens and Craig
     I. DeRoy each received an award of 2,333 such shares having a fair market value of $51,326, and Mark R Arnesen received an award of 1,000 such shares having a fair market value of $22,000. With respect to services rendered during 1997, Parker S. Kennedy received an award of 1,260 Common shares having a fair market value of $53,966, D. P. Kennedy received an award of 1,125 such shares having a fair market value of $48,184, Thomas A. Klemens and Craig I. DeRoy each received an award of 1,080 such shares having a fair market value of $46,256, and Mark R Arnesen received an award of 405 such shares having a fair market value of $17,346. With respect to services rendered during 1996, Parker S. Kennedy received an award of 1,650 Common shares having a fair market value of $42,075, D. P. Kennedy and Thomas A. Klemens each received awards of 1,500 such shares having a fair market value of $38,250, Craig I. DeRoy received 1,200 such shares having a fair market value of $30,600, and Mark R Arnesen received 525 such shares having a fair market value of $13,388. All share amounts have been adjusted to reflect the "three-for-two" and "three-for-one" stock splits that occurred during January and July 1998, respectively.

(3) Certain incidental perquisites or other personal benefits for executive officers of the Corporation (not otherwise disclosed in this Proxy Statement) may result from expenses incurred by the Corporation or its subsidiaries in the interest of attracting and retaining qualified personnel. The incremental cost to the Corporation and its subsidiaries of providing such incidental perquisites for each of the Named Executive Officers did not exceed the lesser of $50,000 or 10% of each officer's annual salary and bonus reported for each year. In accordance with the rules of the SEC governing disclosure of executive compensation, the amounts of such perquisites or other personal benefits are not included in the table.

(4) The number of shares underlying the stock options disclosed in the table have been adjusted to reflect the "three-for-two" and "three-for-one" stock splits that occurred during January and July 1998, respectively.

(5) Consists of the matching contributions made by the Corporation to the named executive officer's account in the Corporation's 401(k) Savings Plan during or with respect to the covered fiscal year, plus the dollar value of insurance premiums paid by, or on behalf of, the Corporation during the covered fiscal year with respect to term life insurance for the benefit of such officer.

(6) The compensation shown in the "Salary" column of the table includes fees totaling $1,400, $950 and $400, which were earned by D. P. Kennedy for services he rendered as a director of subsidiaries of the Corporation during 1998, 1997 and 1996, respectively.

(7) The amounts shown in the last column of the Summary Compensation Table include, for each fiscal year covered, the distributions made to D. P. Kennedy from the Corporation's Pension Plan, which are required under provisions of the Internal Revenue Code of 1986, as amended (the "Code"). See "Pension Plan" below. The compensation shown also includes cash and the value of stock, aggregating $64,561, $43,164 and $28,031, distributed to D. P. Kennedy during 1998, 1997 and 1996, respectively, from his accounts in the Corporation's Profit Sharing Plan attributable to contributions made by the Corporation and its participating subsidiaries in years prior to those covered in the table and earnings on the contributions. The distributions were required to be made under provisions of the Code.

(8) The compensation shown in the "Salary" column of the table includes fees totaling $200 in each of the years 1998, 1997 and 1996, which were earned by Parker S. Kennedy for services he rendered as a director of subsidiaries of the Corporation.

(9) The compensation shown in the "Salary" column of the table includes fees totaling $6,800 in each of the years 1998 and 1997, and $5,200 in the year 1996, which were earned by Mr. Klemens for services he rendered as a director of subsidiaries of the Corporation during those years.

                              Option Grants Table


                                                                                        Potential Realizable
                                                                                              Value at
                                                                                       Assumed Annual Rates of
                                                                                             Stock Price
                                                                                             Appreciation
                                      Individual Grants                                     for Option Term
--------------------------------------------------------------------                -------------------------------
                                         % of Total
                          Number of        Options
                         Securities      Granted to
                         Underlying      Employees      Exercise or
                          Options        in Fiscal      Base Price     Expiration
Name                      Granted          Year          ($/Sh)(2)        Date           5% ($)        10% ($)
----                       ( # of        -----------    -----------    ----------      ---------      ---------
                           ------
                         Shares) (1)
                         -----------
D. P. Kennedy               30,000          .745%        23.583          4/23/08        444,937       1,127,557

Parker S. Kennedy           30,000          .745%        23.583          4/23/08        444,937       1,127,557

Thomas A. Klemens           30,000          .745%        23.583          4/23/08        444,937       1,127,557

Craig I. DeRoy              30,000          .745%        23.583          4/23/08        444,937       1,127,557

Mark R Arnesen              15,000          .373%        23.583          4/23/08        222,468         563,778

(1) Each of the options disclosed in the table is exercisable in 20% annual increments commencing April 23, 1999, the first anniversary date of the grant. All prices and share amounts have been adjusted to reflect the "three-for-one" stock split that occurred during July 1998.

(2) Section 4.2 of the plan pursuant to which the options disclosed in the table were awarded allows the Compensation Committee discretion to exchange outstanding options for new, lower-priced options, provided that the lower exercise price is not less than the "fair market value," as defined in the plan, of the shares at the time such new options are granted.

                Aggregated Option Exercises in Last Fiscal Year
                     and Fiscal Year-End Option Values(1)

                                                          Number of Securities
                                                         Underlying Unexercised         Value of Unexercised In-
                                                              Options at                  The-Money Options
                      Number of            Value            Fiscal Year-End             at Fiscal Year-End ($)(3)
                   Shares Acquired        Realized          ---------------             -------------------------
Name               on Exercise (2)          ($)      Exercisable   Unexercisable      Exercisable   Unexercisable
----               ---------------         -----     -----------   -------------      -----------   -------------
D. P. Kennedy          18,000               -0-         18,000        84,000            475,758       1,683,534

Parker S. Kennedy          --                --         45,000        97,500          1,189,395       2,040,353

Thomas A. Klemens          --                --         36,000        84,000            951,516       1,683,534

Craig I. DeRoy         25,000           506,645         11,000        84,000            290,741       1,683,534

Mark R Arnesen             --                --          9,000        28,500            237,879         484,949

(1) All prices and share amounts have been adjusted to reflect the "three-for-two" and "three-for-one" stock splits that occurred during January and July 1998, respectively.

(2) Each of the options disclosed in the table is exercisable in 20% annual increments commencing on the first anniversary date of the grant.

(3) The value of each unexercised option is based on the difference between the closing price of the Corporation's Common shares on the New York Stock Exchange on December 31, 1998, which was $32.125, and the adjusted exercise price of such option.

Pension Plan
                            Annual Pension Benefits

Remuneration
(Final Average Pay *)                              Years of Benefit Service
-------------------------------    ----------------------------------------

                                       5           10           20           30           40          50

 $100,000                            $ 5,100      $11,200      $23,400     $ 35,600     $ 47,800    $ 60,000

  125,000                              6,413       14,075       29,400       44,725       60,050      75,375

  150,000                              7,725       16,950       35,400       53,850       72,300      90,750

  175,000                              9,038       19,825       41,400       62,975       84,550     106,125

  200,000                             10,350       22,700       47,400       72,100       96,800     121,500

  225,000                             11,663       25,575       53,400       81,225      109,050     136,875

  250,000                             12,975       28,450       59,400       90,350      121,300     152,250

  275,000 or more                     14,288       31,325       65,400       99,475      133,550     167,625

______________
* Final Average Pay is defined in the pension plan as the highest consecutive five-year average salary during the last ten years of employment.

     The above table sets forth estimated annual benefits (assuming such benefits will be paid in the form of a life annuity) at various compensation levels and years of service under the Corporation's pension plans. Subject to certain conditions of age and tenure, all regular employees of the Corporation and participating subsidiaries are eligible to join the Corporation's qualified Pension Plan. In order to participate, during plan years ending on or prior to December 31, 1994, an employee was required to contribute 1 1/2% of pay (salary, plus cash bonuses, commissions and other pay) to the plan. As a result of amendments to the Pension Plan that were adopted in 1994, during plan years commencing after December 31, 1994, an employee is not required to contribute to the plan in order to participate. A participant generally vests in his accrued benefit attributable to the Corporation's contributions upon the completion of three years of service or, if earlier, the attainment of normal retirement age while an employee. Normal retirement age is defined under the plan as the later of the employee's attainment of age 65 or his third anniversary of participation in the plan. Upon retirement at normal retirement age, an employee receives full monthly benefits which are equal to (when calculated as a life annuity): (i) for years of credited service with the company as of December 31, 1994, 1% of the first $1,000 and 1 1/4% of remaining final average pay (i.e., the average of the monthly "pay," as defined above, during the five highest paid consecutive calendar years out of the last ten years prior to retirement) times the number of years of credited service as of December 31, 1994; and (ii) with respect to a participant's credited service for plan years subsequent to December 31, 1994, 3/4% of the first $1,000 and 1% of the remaining final average pay times the number of years of credited service subsequent to December 31, 1994. An employee with at least three years of service may elect to retire after attaining age 55, but prior to age 65, and receive reduced benefits. The plan is funded by the Corporation based on actuarial determinations of the amount required to provide the stated benefits. The table is based on retirement at age 65 or later, with contributions having been made by the employee in each year of credited service prior to 1995. The benefits are not subject to deduction for Social Security payments or any other offsets. Currently, D. P. Kennedy, Parker S. Kennedy, Thomas A. Klemens, Craig I. DeRoy and Mark R Arnesen have 50, 22, 13, 5 and 13 years, respectively, of credited service.

     The compensation levels shown in the Pension Plan table are less than those set forth in the Summary Compensation Table because the Code limits the maximum amount of pay that may be considered in determining benefits under the tax-qualified Pension Plan, and the Corporation's Pension Restoration Plan, which is described below, does not make up for these limits for pay exceeding $275,000. As established by the Tax Reform Act of 1986, the limit on pay that could be recognized by tax-qualified retirement plans was $200,000 in 1989 and was adjusted for inflation for each year through 1993, when the limit was $235,840. The Omnibus Budget Reconciliation Act of 1993 decreased this limit to $150,000 for plan years beginning in 1994. The $150,000 limit will also be adjusted for inflation for years after 1994, but only in increments of $10,000. Effective January 1, 1997, the limit was increased to $160,000. The highest final average pay that could be considered in determining benefits accruing under the Pension Plan before 1994 was $219,224 and the highest final average pay that can currently be considered in determining benefits accruing after 1993 is $156,000.

     During 1996, the Corporation adopted an unfunded, nonqualified plan designed to make up for the benefit accruals that are restricted by the indexed $150,000 pay limit (the "Pension Restoration Plan"). However, in order to limit its expense, the Pension Restoration Plan does not make up for benefit accruals on compensation exceeding $275,000. The Pension Restoration Plan also makes up for benefits that cannot be paid from the Pension Plan because of limitations imposed by Code Section 415 and related regulations. Vesting of benefits payable to an employee under the Pension Restoration Plan occurs at the same time that vesting occurs for that employee in his or her Pension Plan benefits. The Pension Restoration Plan is effective as of January 1, 1994, but only covers employees who were participants in the Pension Plan on that date, which, as noted above, is the date as of which the pay limit for the Pension Plan was reduced from $235,840 to $150,000.

     Pursuant to the provisions of the Code, during 1998, 1997 and 1996, respectively, mandatory distributions totaling $105,371, $101,227 and $98,348 were made to D. P. Kennedy from the Pension Plan. As stated in note (7) of the Summary Compensation Table set forth above, these amounts are included in the last column of such table.

Supplemental Benefit Plan

     The Corporation maintains an Executive Supplemental Benefit Plan (the "Executive Plan") which it believes will assist it in attracting and retaining highly qualified individuals for upper management positions. The Executive Plan provides retirement benefits for, and pre-retirement death benefits with respect to, certain key management personnel selected by the Board of Directors. Under the Executive Plan, upon retirement at normal retirement date (the later of age 65 or, unless waived by the Board of Directors, completion of 10 years of service), a participant receives a joint life and 50% survivor annuity benefit equal to 35% of "final average compensation." "Final average compensation" is the average annual compensation, composed of base salary, plus cash and stock bonuses, for those three calendar years of the preceding 10 years of employment in which it is the highest. The benefit is reduced by 5% for each year prior to normal retirement date in which retirement occurs and, until age 70, increased by 5% (compounded in order to approximate the annuitized value of the benefit had retirement occurred at age 65) for each year after such date in which retirement occurs (the "annuitized benefit"). With respect to such postponed retirement, the Executive Plan takes into account covered compensation received until age 70, so that the retirement benefit of an executive who retires after normal retirement date is determined as the greater of the annuitized benefit or the benefit calculated using final average compensation (as defined above) until age 70.

     To be eligible to receive benefits under the Executive Plan, a participant must be at least age 55, have been employed by the Corporation or a subsidiary for at least 10 years and, unless waived by the Board of Directors, covered by the Executive Plan for at least five years. A pre-retirement death benefit is provided consisting of 10 annual payments, each of which equals 50% of final average compensation. Vesting of rights under the Executive Plan is accelerated in the event of a "Change in Control" (as defined in the Executive Plan) of the Corporation.

     Currently 49 employees, including D. P. Kennedy, Parker S. Kennedy, Thomas
A. Klemens, Craig I. DeRoy and Mark R Arnesen, have been selected to participate in the Executive Plan. The annual benefit payable under the Executive Plan to
D. P. Kennedy in the event of his retirement is $108,936. The estimated annual benefits payable under the Executive Plan to Parker S. Kennedy, Thomas A. Klemens, Craig I. DeRoy and Mark R Arnesen upon retirement at normal retirement age, assuming compound annual increases of 5.0% in the relevant portions of compensation shown above in the Summary Compensation Table, are $374,457, $295,453, $320,746 and $152,347, respectively.

     The Executive Plan is unfunded. The Corporation purchases insurance, of which it is the owner and beneficiary, on the lives of the Executive Plan participants. This insurance is designed to recover, over the life of the Executive Plan, costs incurred by the Corporation with respect to it.

Directors' Compensation

     Each director who is not an employee of the Corporation or its subsidiaries receives annual compensation of $20,000, a fee of $1,000 for attending each meeting of the Board of Directors, and $500 for attending each committee meeting. Each director who is such an employee receives a fee of $150 for attending each meeting of the Board. Directors are reimbursed for their expenses incurred in attending meetings of the Board and its committees. For fiscal year 1998, each nonemployee director was awarded an option to purchase 6,750 Common shares of the Corporation at an exercise price of $23.583 per share. These options become exercisable on April 23, 1999.

     Pursuant to Item 402(a)(9) of Regulation S-K of the SEC under the Securities Exchange Act of 1934 (the "Exchange Act"), the following Report of the Compensation Committee on Executive Compensation and the Comparative Cumulative Total Return to Shareholders graph shall not be deemed to be incorporated by reference into any previous filing by the Corporation under either the Securities Act of 1933 (the "Securities Act") or the Exchange Act that incorporates future Securities Act or Exchange Act filings in whole or in part by reference.

REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

Compensation Policy

     The Corporation's compensation program, which has been endorsed by the Compensation Committee, is designed to enhance shareholder value by providing that a large part of the executive compensation be related to the performance of the Corporation as well as to the contribution of each individual officer. The Corporation's policy is further designed to develop and administer programs that will (i) attract and retain key executives critical to the long-term success of the Corporation, (ii) provide median compensation levels that are competitive with those of the Corporation's competitors, (iii) motivate executives to enhance long-term shareholder value in the Corporation, and (iv) integrate the Corporation's compensation programs with its annual planning and measurement processes. The annual bonus programs include a cash bonus program as well as stock option and stock bonus plans designed to encourage and create ownership and retention of the Corporation's shares by the key employees.

Responsibilities of the Compensation Committee

     The Compensation Committee was established in 1979, and is composed of six independent directors, none of whom is a former or current officer or employee of the Corporation or any of its subsidiaries. The Compensation Committee reviews and approves the base salaries, as well as the annual bonus programs, incentive plans and executive benefit plans. The Compensation Committee as needed engages compensation and benefits-consulting firms to assist the Compensation Committee in the performance of its duties. For the year 1998, the Compensation Committee analyzed the reasonableness of the compensation paid to executive officers and analyzed the Corporation's compensation and benefit programs. In addition, the Compensation Committee reviewed information on general compensation trends of related companies. For the purpose of this analysis, the Compensation Committee used the group of companies whose returns to shareholders compose the peer group index shown in the performance graph below. The Compensation Committee also reviewed published compensation surveys for comparative results against the Corporation's compensation level. The Compensation Committee has reviewed the compensation of the Corporation's executive officers for 1998, and believes that the compensation for all executive officers is reasonable in view of the Corporation's performance and industry compensation levels. Measures used for determining the appropriate level of compensation for executive officers include competitive position, profit, profit retention (ratio of profits to revenue), and ability to select and develop executive replacement personnel.

CEO Compensation

     The Compensation Committee maintained Parker S. Kennedy's base salary for the year 1998 at $400,020, which also was the level established for the year 1997. Mr. Kennedy's salary for the year 1998 was, in the opinion of the Compensation Committee, within the median salary range for chief executive officers in the group of comparable companies. When determining the appropriate salary level, the Compensation Committee considered the Corporation's steadily improving performance during the year 1997, as compared with the prior year, but decided to maintain a conservative approach to base salary adjustments while maintaining flexibility, through the bonus and stock option programs, to establish appropriate rewards and incentives in light of individual and corporate performance.

     Reflecting the Compensation Committee's commitment to relating a portion of each executive officer's compensation to the annual results of the Corporation, Parker S. Kennedy received a cash bonus of $400,000, representing 100% of his 1998 base salary. This bonus was intended to reward Mr. Kennedy for his leadership for the year 1998, which resulted in the highest revenues and net income in the Corporation's history. Mr. Kennedy also was awarded 2,600 Common shares for his performance during 1998 and options to acquire 30,000 Common shares.

                                         Compensation Committee
                                         Lewis W. Douglas, Jr., Chairman
                                         Gary J. Beban
                                         J. David Chatham
                                         The Hon. William G. Davis
                                         James L. Doti
                                         Paul B. Fay, Jr.

COMPARATIVE CUMULATIVE TOTAL RETURN TO SHAREHOLDERS

     Since December 3, 1993, the Corporation's Common shares have been listed and trading on the New York Stock Exchange under the trading symbol "FAF." Previously, such shares were traded on the national over-the-counter market and were designated and quoted on the National Association of Securities Dealers Automated Quotations National Market System ("NASDAQ-NMS") under the trading symbol "FAMR." The following graph compares the yearly percentage change in the cumulative total shareholder return on the Corporation's Common shares, assuming reinvestment of dividends, with the corresponding changes in the cumulative total returns of the Standard & Poor's 500 Composite Stock Price Index, the Standard & Poor's Financial Index and a peer group index consisting of the following six companies: Chicago Title Corp., Fidelity National Financial, Inc., LandAmerica Financial Group, Inc., Old Republic International Corp., Reliance Group Holdings, Inc., and Stewart Information Services Corp., in each case assuming reinvestment of dividends. The cumulative total shareholder return of the peer group of companies has been included in the graph to provide a comparison with other publicly held companies having subsidiaries that transact the business of title insurance on a nationwide basis.

               Comparison of Eight Year Cumulative Total Return*
 Among The First American Financial Corporation**, S&P 500 Composite Index**,
                 S&P Financial Index** and Custom Peer Group**

                       [Performance Graph appears here]

                                The First American
                                    Financial             Custom Peer         S&P Financial     S&P Composite
                                   Corporation               Group                Index             Index
                                ------------------        -----------         -------------     -------------
        12/31/90                        $  100                $100                $100               $100
        12/31/91                        $  176                $144                $146               $130
        12/31/92                        $  401                $199                $175               $140
        12/31/93                        $  543                $230                $189               $155
        12/30/94                        $  275                $197                $182               $157
        12/29/95                        $  438                $312                $280               $215
        12/31/96                        $  687                $342                $379               $265
        12/31/97                        $1,253                $508                $562               $353
        12/31/98                        $2,471                $661                $626               $454

* Adjusted for reinvestment of dividends. Stock price performance shown is not indicative of future price performance.


** As calculated by Bloomberg Financial Services, to include the reinvestment of dividends.

EXECUTIVE OFFICERS

Name                                 Position Held                                       Age
----                                 -------------                                       ---

D. P. Kennedy                        Chairman                                             80

Parker S. Kennedy                    President                                            51

Thomas A. Klemens                    Executive Vice President,                            48
                                     Chief Financial Officer

Craig I. DeRoy                       Executive Vice President, General Counsel            46

Mark R Arnesen                       Vice President, Secretary,                           46
                                     Corporate Counsel

     All officers of the Corporation are appointed annually by the Board of Directors subsequent to its election.

     D. P. Kennedy has been Chairman of the Corporation since 1993, and served as its President from 1963 to 1993. Parker S. Kennedy, who is D. P. Kennedy's son, has been President of the Corporation since 1993, and served as its Executive Vice President from 1986 to 1993. He has been employed by the Corporation's subsidiary, First American Title Insurance Company ("First American"), since 1977 and became a Vice President of that company in 1979. During 1983, he was appointed its Executive Vice President, in 1989 was appointed its President, and in 1999 was appointed its Chairman. Thomas A. Klemens has been Executive Vice President, Chief Financial Officer of the Corporation since 1996, served as its Vice President, Chief Financial Officer from 1993 to 1996, and served as its principal accounting officer from 1992 to 1993. Mr. Klemens has been employed by First American as Vice President since 1985, and served as its Controller from 1985 to 1993 and as its Chief Financial Officer from 1993 to 1998. Craig I. DeRoy has been Executive Vice President, General Counsel of the Corporation since 1996, and served as its Vice President, General Counsel from 1993 to 1996. Mr. DeRoy has been employed by First American as Vice President since 1993 and served as its General Counsel from 1993 to 1998. Mr. DeRoy was the principal shareholder and chief executive officer of Corporate Risk Management, Inc., an environmental and regulatory consulting firm whose business constituted his principal occupation from 1992 until his employment by the Corporation and First American in 1993. From 1990 to 1992, Mr. DeRoy served as Executive Vice President and chief operating officer of First Environmental Review Insurance Company, where he helped pioneer a new form of property insurance coverage for environmental risks. Mark R Arnesen has been Vice President, Secretary and Corporate Counsel of the Corporation and First American since 1992, has been employed by First American since 1979, and has been a Vice President of the latter company since 1989.

SECTION 16(a)  BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Rules adopted by the SEC under Section 16(a) of the Exchange Act require the Corporation's officers and directors, and persons who own more than ten percent of the issued and outstanding Common shares of the Corporation, to file reports of their ownership, and changes in ownership, of such securities with the SEC on SEC Forms 3, 4 or 5, as appropriate. Officers, directors and greater-than-ten-percent shareholders are required by the SEC's regulations to furnish the Corporation with copies of all forms they file pursuant to Section 16(a).

     Based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons that they were not required to file a Form 5 to report previously unreported ownership or changes in ownership, the Corporation believes that, during its fiscal year ending December 31, 1998, its officers, directors and greater-than-ten-percent beneficial owners complied with all filing requirements under Section 16(a), except that Director Roslyn B. Payne was late in filing a report on Form 4 covering her acquisition of Common shares during May 1998 in the transaction described above in the section entitled "Transactions with Management and Others."

ITEM 2. PROPOSAL TO AMEND THE CORPORATION'S RESTATED ARTICLES OF INCORPORATION TO INCREASE ITS AUTHORIZED COMMON STOCK

          The shareholders will be asked to approve a proposal to amend article SIXTH of the Corporation's Restated Articles of Incorporation to increase the total number of authorized Common shares by 72,000,000 shares (the "Proposed Amendment to Articles").

GENERAL

          The Board of Directors has approved the Proposed Amendment to Articles. However, in order to implement the Proposed Amendment to Articles, the Proposed Amendment to Articles must be approved by the affirmative vote of a majority of the outstanding Common shares that are entitled to vote. This means that at least 30,125,228 Common shares must be voted "for" this proposal in order to approve it.

          As of March 4, 1999, of the 108,000,000 Common shares currently authorized, 60,656,670 shares were issued and outstanding. Of the 47,343,330 unissued, authorized Common shares, 14,534,813 shares have been reserved for issuance upon the exercise of outstanding options and issuance to the Corporation's employees participating in The First American Financial Corporation 401(k) Savings Plan, and 7,200,000 for pending acquisitions. Accordingly, on March 4, 1999, there were only 25,608,517 unreserved Common shares available for issuance. If this proposal is approved by the shareholders, we will have authorized and available for issuance 97,608,517 Common shares (excluding shares reserved for issuance upon the exercise of options, issuance to participants in the Corporation's 401(k) Savings Plan and for pending acquisitions).

THE PROPOSED AMENDMENT TO ARTICLES

          If the Proposed Amendment to Articles is approved, the first paragraph of article SIXTH of the Corporation's Restated Articles of Incorporation will be amended to read as follows:

         "SIXTH: This Corporation is authorized to issue two classes of shares, to be designated Common and Preferred respectively. The number of Common shares authorized to be issued is 180,000,000. The aggregate par value of such Common shares is $180,000,000 and the par value of each such share is $1.00. Each Common share shall have one vote per share. The number of Preferred shares authorized to be issued is 500,000. The aggregate value of such Preferred shares is $500,000 and the par value of each such share is $1.00. The Board of Directors may fix by resolution the rights, preferences, privileges and restrictions of any wholly unissued class or series of shares other than the Common shares, and the series designation and number of shares to constitute any series (which number may thereafter in the same manner be increased or decreased), and a certificate of determination shall then be filed with the California Secretary of State."

          If approved by the shareholders, the Proposed Amendment to Articles would take effect on the date the Proposed Amendment to Articles is accepted for filing by the California Secretary of State. If approved by the shareholders, the Proposed Amendment to Articles will be filed immediately following the shareholders' meeting, unless we subsequently determine that the Proposed Amendment to Articles is not in the best interests of the Corporation and the shareholders.

REASON FOR THE AMENDMENT

          We believe that it is in the best interests of the Corporation and its shareholders to increase the authorized number of Common shares that may be issued for general corporate purposes. The proposed increase would provide the Corporation with additional flexibility to raise capital, to acquire businesses and properties using our Common shares and to provide appropriate incentives to our officers, directors and employees.

EFFECT OF THE AMENDMENT

          The authorization of additional Common shares will not affect the terms of the Common shares, the rights of the holders of outstanding Common shares or the Corporation's Preferred shares. Unless otherwise required by applicable law or regulation, all authorized but unissued Common shares (the "Remaining Authorized Shares") will be issuable, without further approval of the Corporation's shareholders, on such terms, and for such consideration, as may be determined by the Board of Directors. As the holders of outstanding Common shares do not possess preemptive rights, the issuance of any Remaining Authorized Shares may have the effect of diluting the earnings per share and book value per share of the Common shares outstanding immediately prior to such issuance. In addition, upon the issuance of Remaining Authorized Shares to persons other than existing shareholders, the percentage ownership of a holder of Common shares in the Corporation will be reduced.

          Although the purpose of seeking an increase in the number of authorized Common shares is not intended for anti-takeover purposes, the Board of Directors could issue and sell Remaining Authorized Shares and Preferred shares so as to dilute the stock ownership of a person that is seeking to obtain control of the Corporation. This power may have the effect of discouraging unsolicited attempts to obtain control of the Corporation.


ANTI-TAKEOVER MEASURES

          The Corporation is required by SEC rules to disclose to the shareholders those provisions of its Restated Articles of Incorporation and Bylaws that would have an effect of delaying, deferring or preventing a change in control of the Corporation and that would operate only with respect to an extraordinary corporate transaction. The Corporation has adopted a "rights plan" and, in connection therewith, has established the rights, preferences and privileges of a series of Preferred shares.

          On October 23, 1997, the Board of Directors authorized the creation of 1,000 Series A Junior Participating Preferred Shares, $1.00 par value (the "Series A Preferred Shares"). No Series A Preferred Shares are presently outstanding. However, by a dividend distribution made to shareholders of record at the close of business on November 15, 1997, the Corporation distributed a right to acquire one one-hundred thousandth (the "Preferred Share Fraction") of a Series A Preferred Share (a "Right") at a price of $265 in respect of each Common share outstanding on the record date. The purchase price is subject to adjustment under certain circumstances. Each Preferred Share Fraction carries voting and dividend rights that are intended to produce the equivalent of one Common share. The voting and dividend rights of the Series A Preferred Shares are subject to adjustment in the event of dividends, subdivisions and combinations with respect to the Common shares of the Corporation.

          The Rights were issued pursuant to the Rights Agreement, dated as of October 23, 1997 (as it may be amended, modified or supplemented from time to time, the "Rights Agreement"), between the Company and Wilmington Trust Company, as Rights Agent, a copy of which will be furnished to shareholders without charge upon request in writing to the Secretary of the Corporation at the address indicated on the first page of this Proxy Statement.

          The Rights are not exercisable until certain "change in control" events that are described in the Rights Agreement. The Rights will expire at the close of business on October 23, 2007 unless the Corporation redeems the Rights before that date.

          The Rights have certain anti-takeover effects. The Rights will cause substantial dilution to a person or group that attempts to acquire the Corporation without conditioning the offer on the Rights being redeemed or a substantial number of Rights being acquired. The Rights should not interfere with any merger or other business combination approved by the Board of Directors of the Corporation.

ITEM 3. PROPOSAL TO AMEND THE CORPORATION'S 1996 STOCK OPTION
        PLAN

     The shareholders will be asked to approve a proposal to amend the Corporation's 1996 Stock Option Plan (the "Plan") to increase by 3,000,000 the number of Common shares available for grant thereunder (the "Proposed Plan Increase").

General

     The Board of Directors adopted the Plan on February 21, 1996, and the Plan was approved by the shareholders of the Corporation on April 24, 1996. The Plan is intended to assist the Corporation in attracting, retaining and motivating the best qualified officers and other key employees and to enhance the long-term mutuality of interest between the Corporation's shareholders and its officers and key employees through the grant to officers and other key employees of the Corporation and its subsidiaries ("Employees") of options to purchase the Common shares of the Corporation, par value $1.00 per share (the "Stock"). The principal features of the Plan are summarized below, but such summary is qualified in its entirety by reference to the full text of the Plan, a copy of which will be furnished to shareholders without charge upon request in writing to the Secretary of the Corporation at the address indicated on the first page of this proxy statement.

     Under the Plan, the Compensation Committee may grant stock options to Employees. There are currently approximately 1,000 Employees who are potentially eligible for participation under the Plan. The number of grantees selected to participate may vary from year to year. Although the Compensation Committee has previously granted options to purchase Stock to Employees under the Plan, the Compensation Committee has not identified specific individuals who will be receiving a grant of options under the Plan in the immediate future and therefore it is not possible at this time to determine the benefits that may be provided to the Corporation's executive officers and other Employees.

     Originally, the maximum number of Common shares of the Corporation that could be subject to options outstanding at any time under the Plan was 1,250,000. That number was adjusted by the Compensation Committee to 1,875,000, to account for the "three-for-two" stock split that occurred in January 1998.
On April 23, 1998, the shareholders of the Corporation approved an increase of 1,000,000 shares which had been recommended by the Board of Directors, bringing the total number of shares that could be subject to options under the Plan to 2,875,000. That number was later adjusted by the Compensation Committee to 8,625,000, to account for the "three-for-one" stock split that occurred in July 1998. If there is a further stock split, stock dividend, recapitalization, or other relevant change affecting the Corporation's Common shares, appropriate adjustments may be made by the Compensation Committee in the number of shares that may be issued in the future and in the numbers of shares and option exercise prices under all outstanding grants made before such event. If shares under a grant are not issued, those shares will again be available for inclusion in future grants. No more than 15 percent of the Common shares authorized under the Plan may be issued to an individual Employee.

The Proposed Amendment

     If the Proposed Plan Increase is approved, Section 5.1 of the Plan will be amended to read as follows:

     "Number.  Subject to the provisions of Section 5.3, the number of shares of
      ------
     Stock subject to Options under the Plan may not exceed 11,625,000 shares. The shares to be delivered under the Plan may consist, in whole or in part, of treasury Stock or authorized but unissued Stock, not reserved for any other purpose."

Reason for the Amendment

     As discussed above, the aggregate number of Common shares that may presently be issued under the Plan is 8,625,000. Of that aggregate number, 7,202,350 shares have been issued pursuant to exercise of, or remain subject to, options previously awarded under the Plan. The Proposed Plan Increase would enable the Corporation to award options to a broader group of officers and key employees than would otherwise be feasible given the limited number of shares remaining available for grant under the Plan, which amount, in the opinion of the Compensation Committee, is insufficient to continue to meet the goals of the Plan outlined above.

Grants Under the Plan

     The Compensation Committee may grant to Employees nonqualified stock options and stock options qualifying as incentive stock options under the Code. The exercise price of either a nonqualified stock option or an incentive stock option will be no less than the fair market value of the Common shares on the date of grant. The fair market value of the Corporation's Common shares on March 10, 1999, was $23.875 per share. To exercise an option, an Employee may pay the exercise price in cash or, if permitted by the Compensation Committee, by delivering previously acquired Common shares of the Corporation or a combination of such shares and cash.

     The term of each option will be fixed by the Compensation Committee but may not exceed 10 years from the date of grant. The Compensation Committee will determine the time or times when each option may be exercised. Options may be made exercisable in installments, and the exercisability of options may be accelerated by the Compensation Committee.

     In the event of termination of employment by reason of long-term disability or death, any option held by the Employee may thereafter be exercised in full for a period of one year. In the event of an Employee's termination of employment for "cause" (as defined in the Plan), any options held by him will be forfeited. In the event of an Employee's termination of employment by reason of "retirement" (as defined in the Plan), any options held by him will be exercisable, to the extent exercisable at the date of termination, for a period of 90 days. In the event of an Employee's termination of employment for any reason other than retirement, disability, death or cause, any options held by him will be exercisable, to the extent exercisable at the date of termination, for a period of five days. Notwithstanding the above, no option shall be exercisable following the stated term of such option.

     The Plan provides that, in the event of a "Change in Control" (as defined in the Plan), each outstanding option shall become fully exercisable.

     Options awarded under the Plan are not transferable except by will or the laws of descent and distribution and may be exercised only by the grantee during his lifetime. The Board may terminate or suspend the Plan at any time but such termination or suspension will not affect any stock options then outstanding under the Plan. Unless earlier terminated by action of the Board, the Plan will continue in effect until February 21, 2006, but options granted prior to that date will continue in effect until they expire in accordance with their terms. The Board may also amend the Plan in any respect. It is presently intended that all material amendments to the Plan will be submitted to the shareholders for their approval to the extent required by Rule 16b-3 promulgated by the SEC under the Exchange Act, or the federal tax laws applicable to incentive stock options. The Compensation Committee may amend the term of any option theretofore granted, retroactively or prospectively, but no such amendment will adversely affect the option without the holder's consent.

Certain Federal Income Tax Consequences

     The following is a brief summary of the principal federal income tax consequences to the Corporation and participants in the Plan based on federal income tax laws currently in effect. This summary is not intended to cover all tax consequences that may apply to such participants or to the Corporation, such as those under applicable state, local or foreign tax laws.

     An individual will not recognize income upon the grant of a nonqualified stock option. The individual will generally recognize ordinary income upon the exercise of a nonqualified stock option, in which event the Corporation will receive a tax deduction equal to the amount of income recognized, provided that any applicable tax reporting requirements are satisfied. The amount of such ordinary income and deduction is generally the excess, if any, of the fair market value on the exercise date of the Common shares acquired over the aggregate exercise price paid. Any ordinary income recognized by an individual upon the exercise of a nonqualified option will increase his tax basis for the shares received. Upon a subsequent sale or exchange of such shares, the individual will recognize capital gain or loss to the extent of the difference between the selling price of such shares and his tax basis in such shares.

     An individual generally will not recognize income upon either the grant of an incentive stock option or upon the exercise of the incentive stock option (but such exercise is not exempt from the alternative minimum tax). The individual will recognize gain or loss, depending on his basis in the stock (which is generally equal to the exercise price paid for the shares), upon the sale or other disposition of the Common shares acquired upon exercise. If certain statutory holding periods are met and the individual has been an employee of the Corporation at all times from the grant of the incentive stock option to the day three months before such exercise (or twelve months in the case of termination of employment due to disability), such gain or loss will be long-term capital gain or loss and the Corporation will not be entitled to any federal income tax deduction. If the holding periods are not met, the individual will generally be required to report as ordinary income for the year in which such sale or disposition occurred the excess, with certain adjustments, of the fair market value of the underlying shares on the date of exercise of the incentive stock option over the exercise price thereof. The Corporation will be entitled to a tax deduction equal to the amount of ordinary income so reported by such individual.

     Under Section 162(m) of the Code, the Corporation may be limited as to federal income tax deductions to the extent that total annual compensation in excess of $1 million is paid to the chief executive officer of the Corporation or any one of the other four highest paid executive officers who are employed by the Corporation on the last day of the taxable year. However, certain "performance-based compensation," the material terms of which are disclosed to and approved by the Corporation's shareholders, is not subject to this deduction limitation. The Corporation has structured the Plan with the intention that compensation resulting from options granted under the Plan would be qualified performance-based compensation and deductible without regard to the limitations otherwise imposed by Section 162(m) of the Code.

     Under certain circumstances, accelerated vesting or exercise of options under the Plan in connection with a "Change in Control" of the Corporation might be deemed to be an "excess parachute payment" for purposes of the golden parachute payment provisions of Section 280G of the Code. To the extent it is so considered, the individual would be subject to an excise tax equal to 20% of the amount of the excess parachute payment, and the Corporation would be denied a tax deduction for the excess parachute payment.


     FOR THE REASONS SET FORTH IN ITEM 3 ABOVE, THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE PROPOSED AMENDMENT.

RELATIONSHIP WITH INDEPENDENT ACCOUNTANTS

     The firm of PricewaterhouseCoopers LLP has been selected by the Audit Committee of the Board of Directors as independent accountants to audit the books and accounts of the Corporation and its subsidiaries for the year ending December 31, 1999. This firm has served as independent accountants for the Corporation since 1954.

     A representative of PricewaterhouseCoopers LLP will be present at the Annual Meeting of Shareholders with an opportunity to make any desired statement and to answer any appropriate questions by the shareholders.

SHAREHOLDER PROPOSAL

     In order that a proposal by a shareholder be included in the proxy statement and proxy for the next Annual Meeting of Shareholders of the Corporation, such proposal must be received no later than _________, 1999, assuming that the date of such meeting is not advanced by more than 30 calendar days, or delayed by more than 90 calendar days, from the date of the current annual meeting. In such event, the Corporation will provide notice of the date by which such proposals must be received in order to be included.

     Pursuant rules promulgated by the SEC, any shareholder who intends to present a proposal at the next Annual Meeting of Shareholders of the Corporation without requesting the Corporation to include such proposal in the Corporation's proxy statement should be aware that he must notify the Corporation not later than ____________, 2000, of his intention to present the proposal. Otherwise, the Corporation may exercise discretionary voting with respect to such shareholder proposal pursuant to authority conferred on the Corporation by proxies to be solicited by the Board of Directors of the Corporation and delivered to the Corporation in connection with the meeting.

APPRAISAL RIGHTS

Under the Restated Articles of Incorporation and relevant sections of the California Corporations Code, holders of the Corporation's Common shares are not entitled to appraisal rights in connection with the proposals to be voted upon at the meeting.

GENERAL INFORMATION

     The Corporation will, upon the written request of any person who is a beneficial owner of its shares on the Record Date for the forthcoming annual meeting, furnish without charge a copy of its annual report to the SEC on Form 10-K for the year 1998 and will furnish, at a charge of $10, a copy of the exhibits thereto. Such request should contain a representation that the person requesting this material was a beneficial owner of the Corporation's shares on the Record Date and be sent to the Secretary of the Corporation at the address indicated on the first page of this Proxy Statement.

     The costs of soliciting proxies will be borne by the Corporation. In addition to solicitation by mail, officers and regular employees of the Corporation's subsidiaries may solicit proxies personally, by telephone or facsimile. Morrow & Company, Inc., 445 Park Avenue, New York, New York 10022, has been engaged to solicit proxies in such manner at an estimated cost of $5,500 plus reimbursement of reasonable expenses.

     The Board of Directors is not aware of any matters to come before the meeting other than those set forth on the notice accompanying this Proxy Statement, and the report of the President. If any other matters come before the meeting, the holders of the proxies will vote thereon in their discretion.


                                         By Order of the Board of Directors
                                                 Mark R Arnesen
                                                    Secretary
Santa Ana, California
March   , 1999

                [Logo The First American Financial Corporation]

                                      (R)

                   The First American Financial Corporation
     FIRST AMERICAN SQUARE  114 EAST FIFTH STREET, SANTA ANA, CA 92701-4642

                                    [Logo]

                   The First American Financial Corporation



                       Annual Meeting of Shareholders of
                   The First American Financial Corporation



                           Thursday, April 22, 1999
                                   2:00 p.m.

                             At the main office of
                    First American Title Insurance Company
              114 East Fifth Street, Santa Ana, California 92701

                     YOUR VOTE IS IMPORTANT TO THE COMPANY
                     -------------------------------------

     Please complete, sign and return your proxy by tearing off the bottom portion of this sheet and returning it in the enclosed postpaid envelope.

                           - FOLD AND DETACH HERE -
--------------------------------------------------------------------------------

                   The First American Financial Corporation

  FIRST AMERICAN SQUARE  114 EAST FIFTH STREET, SANTA ANA, CALIFORNIA 92701
                                (714) 558-3211



              PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


  The undersigned shareholder of The First American Financial Corporation hereby appoints D. P. Kennedy, Parker S. Kennedy and Mark R Arnesen, and each of them, with power to each of substitution, to attend the annual meeting of the shareholders of said corporation to be held April 22, 1999, at 2:00 p.m. in the main office of First American Title Insurance Company, 114 East Fifth Street, Santa Ana, California, and any adjournments thereof; and thereat to vote the shares of the undersigned with respect to (1) the election of directors, (2) the approval of the proposed amendment to the Restated Articles of Incorporation of The First American Financial Corporation increasing the number of authorized Common shares and (3) the approval of the proposed amendment to The First American Financial Corporation 1996 Stock Option Plan, as indicated on the reverse side hereof, with all powers which the undersigned would have if acting in person, including the right in their discretion to cumulate and distribute the aggregate cumulative votes in respect of such shares as they choose among those nominees as to whom the undersigned has not withheld authority; and with discretionary authority to act on such other matters as may properly come before said meeting or any adjournments or postponements thereof.

  THE SHARES REPRESENTED HEREBY SHALL BE VOTED SPECIFICALLY ON THE PROPOSALS LISTED ON THE REVERSE SIDE HEREOF AS THERE SPECIFIED. WHERE NO SPECIFICATION IS MADE, SAID SHARES SHALL BE VOTED FOR THE PROPOSALS.

                  (Continued and to be signed on other side)

                                     [Logo]


                   The First American Financial Corporation







--------------------------------------------------------------------------------
                          (Continued from other side)

The Board of Directors recommends a vote FOR items 1, 2 and 3 listed below.

1. Election of Directors   FOR ___ all nominees listed below (except as marked
   to the contrary below) WITHHOLD AUTHORITY ___ for all nominees listed below


   George L. Argyros, Gary J. Beban, J. David Chatham, William G. Davis, James
   L. Doti, Lewis W. Douglas, Jr., Paul B. Fay, Jr., D. P. Kennedy, Parker S. Kennedy, Anthony R. Moiso, Frank O'Bryan, Roslyn B. Payne, D. Van Skilling and Virginia Ueberroth.
   (INSTRUCTION: to withhold authority to vote for any individual nominee(s), write the name(s) of such nominee(s) on the line below.)

--------------------------------------------------------------------------------

2. Amendment of Restated Articles of Incorporation to increase to 180,000,000 the number of Common shares authorized to be issued.
                  FOR___         AGAINST___        ABSTAIN___

3. Amendment of 1996 Stock Option Plan to increase by 3,000,000 the number of Common shares that may be issued pursuant to stock options granted thereunder.
                  FOR___         AGAINST___         ABSTAIN___



_______________________   _______________________ Dated..................., 1999
Please sign exactly as name appears on stock certificate as shown hereon.

If shares are jointly held, this proxy should be signed by each such joint owner. Executors, administrators, guardians or others signing in a fiduciary capacity should state their full title as such. A proxy executed by a corporation should be signed in its name by its president or any vice president and attested to by its secretary or an assistant secretary; if otherwise executed, please furnish proof of authority.


 PLEASE SIGN AND RETURN THIS PROXY PROMPTLY IN THE ENCLOSED POSTPAID ENVELOPE.